Exhibit 99.1
EDITORIAL CONTACT:

Michele Drake
+1 408 345-8396
michele_drake@agilent.com

INVESTOR CONTACT:

Alicia Rodriguez
+1 408 345-8948
alicia_rodriguez@agilent.com

Agilent Technologies Announces CEO Transition:
Mike McMullen to Succeed Bill Sullivan in March 2015

McMullen Now Appointed President and Chief Operating Officer

SANTA CLARA, Calif., Sept. 17, 2014 - Agilent Technologies Inc. (NYSE: A) today announced that Mike McMullen, senior vice president, Agilent, and president of the company’s Chemical Analysis Group (CAG), will succeed William (Bill) Sullivan as CEO on March 18, 2015. Sullivan will remain as an advisor through the end of the company’s fiscal year, Oct. 31, 2015, when he will retire.

As a first step in the transition, Agilent’s board of directors has appointed McMullen president and chief operating officer, effective immediately.

“This transition is the culmination of our succession planning, and comes at a time of strength as Agilent begins to deliver the shareholder benefits of the recent spinoff of its electronic measurement business,” said James Cullen, chairman of Agilent’s board of directors. “Bill has been an excellent CEO, providing strong leadership in evolving Agilent’s portfolio from diversified technology to its current focus on life sciences, diagnostics and applied markets. He has exceptional vision and an extraordinary drive to achieve outstanding results.”

Sullivan, 64, has been president and CEO of Agilent since March 2005. He joined Hewlett-Packard, Agilent’s predecessor company, in 1976.

“I am very proud of what our teams have accomplished over the past 10 years,” said Sullivan. “Agilent’s re-launch is the perfect time to begin the CEO transition. Mike is an excellent choice to lead the company. He transformed CAG, reshaping its portfolio and championing key acquisitions that have resulted in a consistent, market-leading record of profitable growth.”

“Mike has the depth of experience, market knowledge and inspiring leadership style that will make him an outstanding CEO,” Sullivan added. “It is a great opportunity to further leverage the skills of an Agilent executive with an exceptional track record.”

McMullen, 53, has been senior vice president, Agilent, and president of the company’s CAG since 2009.

As president and COO, McMullen will be responsible for the company’s businesses, CAG and Life Sciences and Diagnostics Group, Order Fulfillment and the newly formed Agilent CrossLab Group, as well as the global organization that houses IT, workplace services, global sourcing and logistics.

McMullen joined Hewlett-Packard Co. in 1984 as a financial analyst in the Analytical Products Group. Since then he has served in various senior management positions. As president of Agilent’s Chemical Analysis business, he was responsible for companywide organizations in the chemical and energy, food and environmental markets, as well as the services and consumables business for CAG and Life Sciences.

“It is an honor to have been asked to lead Agilent and our very talented teams into the future,” McMullen said. “Agilent is a great company that is well positioned to tap new opportunities in life sciences, diagnostics and applied markets. Our strategy is compelling and will create value for our shareholders. I am excited about working with the teams to execute on our plans.”

“Our focus remains where it has always been-on our customers, supporting their everyday goals in the laboratory as well as their big, world-changing breakthroughs,” he said.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is a leader in chemical analysis, life sciences, diagnostics, electronics and communications. The company’s 20,600 employees serve customers in more than 100 countries. Agilent had revenues of $6.8 billion in fiscal 2013. Information about Agilent is available at www.agilent.com.

In September 2013, Agilent announced plans to separate into two publicly traded companies through a tax-free spinoff of its electronic measurement business. On Aug. 1, 2014, the company’s electronic measurement business began operating as Keysight Technologies, Inc., a wholly owned subsidiary. The separation is expected to be completed in early November 2014.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding the CEO transition plan; the separation of Agilent’s electronic measurement business; future revenues, earnings and profitability; the future demand for the company’s products and services; and customer expectations. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing, and the risk that we are not able to realize the savings expected from integration and restructuring activities.

In addition, other risks that Agilent faces include those detailed in Agilent’s filings with the Securities and Exchange Commission, including our latest Form 10-K and Form 10-Q. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

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NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

Visit Agilent’s CEO Transition Press Kit to access important background information, videos and photos.

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